                                   EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT

        The following are the subsidiaries of Sterling Financial Corporation:

     Subsidiary                          State of Incorporation or Organization
     ----------                          --------------------------------------
Bank of Lancaster County, N.A.              (National Banking Association)
1 East Main Street
P.O. Box 0300
Strasburg, PA  17579


      Town & Country, Inc.                            Pennsylvania
      1097 Commercial Avenue
      East Petersburg, PA  17520


Sterling Mortgage Services, Inc.                      Pennsylvania
101 North Pointe Boulevard
Lancaster, PA  17601-4133


T & C Leasing, Inc.                                   Pennsylvania
1097 Commercial Avenue
East Petersburg, PA 17520


First National Bank of North East           (National Banking Association)
14 South Main Street
North East, MD 21901


Bank of Hanover & Trust Company                       Pennsylvania
25 Carlisle Court
Hanover,PA 17371


HOVB Investment Company                                 Delaware
103 Foulk Road, Suite 202
Wilmington, DE 19803


                                       87